                                                                    Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This Statement on Form 4 is filed by Temasek Holdings (Private) Limited, Temasek
Capital (Private) Limited and Seletar Investments Pte Ltd. The principal business address of each of the Reporting Persons is 60B Orchard Road, #06-18
Tower 2, The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:             Temasek Holdings (Private) Limited
Date of Event Requiring Statement:        January 21, 2011
Issuer Name and Ticker or Trading Symbol: Avago Technologies Limited (AVGO)

Dated as of January 25, 2011

                                          TEMASEK HOLDINGS (PRIVATE) LIMITED

                                          By: /s/ Lena Chia Yue Joo
                                              ---------------------------------
                                          Name:  Lena Chia Yue Joo
                                          Title: Managing Director, Legal &
                                                 Regulations

                                          TEMASEK CAPITAL (PRIVATE) LIMITED

                                          By: /s/ Lena Chia Yue Joo
                                              ---------------------------------
                                          Name:  Lena Chia Yue Joo
                                          Title: Director

                                          SELETAR INVESTMENTS PTE LTD.

                                          By: /s/ Syn Yi Ming
                                              ---------------------------------
                                          Name:  Syn Yi Ming
                                          Title: Director